LONG ISLAND LIGHTING COMPANY
                         EXECUTIVE RETENTION AGREEMENT

      This Employment Agreement is entered into as of the first day of July, 1997, by and between Theodore A. Babcock ("Executive") and Long Island Lighting Company ("Employer"), a New York corporation with its principal place of business at 175 East Old Country Road, Hicksville, New York 11801.

                                  WITNESSETH:

WHEREAS, Executive is currently employed by the Employer as Vice President and Treasurer, and the Employer and Executive desire to continue the employment relationship; and

WHEREAS, Employer's current Executive compensation program provides total compensation which is less than that offered by other comparable businesses; and

WHEREAS, Employer is in a period of transition and Employer believes that giving reasonable assurances of employment security and additional compensation to secure the continued services of Executive throughout a period of uncertainty is in the best interest of Employer and its present and future shareholders;

NOW, THEREFORE, in consideration of the premises hereof and of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

     1. EMPLOYMENT. Employer currently employs Executive, and Executive hereby agrees to continue his employment with Employer on and after the Effective Date (as defined in Section 3 below) under the terms and conditions hereinafter set forth.

      2. DUTIES. Executive's powers and duties shall continue to be those normally associated with his current position or as may be delegated or assigned to Executive. It is understood and agreed that changes in the reporting relationships, title, or job duties of Executive during the term of this Agreement will not result in a termination of this Agreement and will not effect a termination of employment under any section of this Agreement. Executive shall also serve without additional compensation in such other offices of the Employer or its subsidiaries, affiliates, successors or assigns to which he may be elected or appointed by the Chief Executive Officer of Employer or by the Board of Directors of Employer or its subsidiaries, affiliates, successors or assigns respectively.

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     3. EFFECTIVE  DATE.  This  Agreement  shall be effective as of the date set forth above (the "Effective Date").

     4. TERM OF AGREEMENT. Subject to the terms and conditions set forth herein, Executive shall be employed hereunder for a term of one year beginning on the Effective Date.

      5. BASE COMPENSATION. For all duties rendered by Executive, Employer shall continue to pay Executive his current base salary ("Base Salary") annually, to be reviewed on an annual basis in accordance with Employer's existing salary review practices based on the performance of Executive. Base salary shall be paid to Executive in equal monthly payments in accordance with Employer's normal payroll policies.

     6. ADDITIONAL COMPENSATION. During the period of this Agreement and as a result of employment under this Agreement, Executive shall receive or be eligible for the following additional compensation:

     (a) RETENTION BONUS: Executive shall receive a retention bonus ("Retention Bonus") in the amount of twenty percent (20%) of job value or salary whichever is greater to be paid in full on July 1, 1998 or as soon as administratively practicable thereafter ("Payment Date"), if Executive is and has been continuously employed with Employer from the Effective Date to the Payment Date.

     (b) INCENTIVE COMPENSATION: Executive shall be eligible to participate in the annual and long term incentive programs of Employer as such may be in effect during the term of this Agreement for officers of the Employer and will be eligible to receive incentive compensation in accordance therewith, as determined by the Compensation and Benefits Committee of the Board of Directors of Employer.

     (c) OTHER BENEFITS: Executive will also be eligible to participate in any employee benefit plans or programs (including paid vacation and auto lease) available to managerial or executive employees of Employer as such may be in effect from time to time as provided in Section 17 below.

     7. EXPENSES. Executive shall be reimbursed for ordinary and necessary business expenses incurred by Executive on behalf of

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Employer and its  subsidiaries  or affiliates  upon  presentation of vouchers in accordance with the usual and customary procedure of Employer in relation to such expense items, except that Employer may elect, at its option, to pay such expense items directly rather than reimburse Executive therefor.

      8. EXTENT OF SERVICE. Executive shall devote substantially all of his working time, attention and energies to the business of the Employer and shall not, during the term of this Agreement, take, directly or indirectly, an active role in any other business activity without prior consent of the Employer; but this Section shall not prevent Executive from serving as director of other entities not affiliated with Employer, from making real estate or other investments of a passive nature, or from participating in the activities of a nonprofit charitable organization where such participation does not require a substantial amount of time and does not adversely affect Executive's ability to perform his duties under this Agreement.

     9. TERMINATION FOR CAUSE. This Agreement shall immediately be terminated and neither party shall have any obligation hereunder if the Executive's employment is terminated for cause as determined by the Chief Executive Officer.

      10. INVOLUNTARY TERMINATION WITHOUT CAUSE BY THE EMPLOYER. The Company reserves the right to terminate the employment of Executive at any time for any reason. If Executive's employment is involuntarily terminated without cause as such term is defined in Section 9 above, any unpaid amount described in Section 6(a) of this Agreement will be accelerated and paid to him in a lump sum cash payment within five (5) business days of the termination. In addition, the Executive will be eligible to be receive an Award under the Officers' Annual Stock Incentive Plan and the Officers' Long-Term Incentive Plan (or successor plan, if any) of the Employer based on the target award for the year or performance period in which the involuntary termination occurs, prorated for the Executive's active employment during such year or performance period and adjusted for Executive's performance. Except as stated in the foregoing sentence, the provisions of the Officers' Annual Stock Incentive Plan and the Officers' Long-Term Incentive Plan shall be applicable to Executive. Involuntary termination includes divesture of the operating company or division employing Executive, unless Executive is offered other employment by the Employer after such divestiture.

     11. VOLUNTARY TERMINATION BY EXECUTIVE. The Executive reserves the right to voluntarily terminate his employment at any time for any reason (including retirement), provided, he shall

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give the  Company  not less than 60 days  written  notice  thereof,  unless  the
Employer consents to a shorter notice period. Sixty days after the Employer receives such notice, this Agreement shall cease, all obligations of the Company hereunder shall be canceled automatically, and the Executive shall not be entitled to any form of compensation under this Agreement, except for payout of benefits accrued under the employee benefit plans of the Employer.

     12. DISABILITY. The event of physical or mental disability of a nature that entitles Executive to sick pay or benefits under the Company's Long-Term Disability Plan is not a termination of employment under any section of this Agreement. This Agreement shall remain in effect notwithstanding Executive's disability

      13. DEATH. In the event of Executive's death during the term of this Agreement, his spouse or beneficiary shall be entitled to the Retention Bonus's referred to in paragraph 6 (a) above. If the Executive is unmarried at his death, beneficiary shall mean his designated beneficiary under the executive life insurance plan of Employer in which Executive participates. Any benefit payable under this Section 13 shall be in addition to any other benefit due to Executive his spouse or beneficiary from Employer, including but not limited to, payments under any Officer Incentive Plan.

      14. CONFIDENTIALITY AND CONDUCT. The Executive warrants that he will not disclose to any other person (other than a person to whom disclosure is necessary in connection with the performance of his duties as an Employee of Employer) any material confidential information or trade secrets concerning the Employer or any of its subsidiaries, successors or assigns at any time during or after the term of this Agreement including, but not limited to, strategic plans, customer lists, contract terms, financial costs, pricing terms, sales data or business opportunities, whether for existing, new or developing businesses. Executive will at all times refrain from taking any action or making any statements, written or oral, which are intended to and do disparage the goodwill or reputation of the Employer or its directors, officers, or executives or which could adversely affect the morale of employees of the Employer.

      15. NON-SOLICITATION. During the term of employment provided for hereunder, and for a period of one year after termination of employment with Employer, Executive will not (i) directly or indirectly solicit business which could reasonably be expected to conflict with the interest of Employer or any subsidiary, successor or assign of Employer from any entity,

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organization  or person which has been doing  business with the  Employer,  from which the Employer was soliciting business at the time of the termination of employment, or from which Executive knew or had reason to know that Employer was going to solicit business at the time of termination of employment, or (ii) employ or solicit for employment or advise or recommend to any other persons that they employ or solicit for employment, any employee of the Employer, its subsidiaries, successors or assigns.

      16. ENFORCEMENT. Notwithstanding anything to the contrary contained herein, Executive and the Employer acknowledge and agree that any of the covenants contained in Sections 14 and 15 of this Agreement will survive termination of the Agreement and may be specifically enforced by the Employer through injunctive relief but such right to injunctive relief shall not preclude the Employer from other remedies which may be available to it.

      17. EMPLOYEE BENEFIT PLANS. In addition to the benefits specifically provided for herein, Executive and his family will be entitled to participate in all health and welfare benefit plans maintained by the Employer for executive or managerial employees according to the terms of such plans. Executive shall also be entitled to participate in any profit-sharing, retirement or similar plans established by the Employer in which executive or managerial employees of Employer participate, including any such plan intended to comply with Section 401(k) of the Internal Revenue Code of 1986, as amended, and any plan providing supplemental executive retirement benefits.

     18. WITHHOLDING. The Employer shall withhold the amount of any Federal, state or local income taxes attributable to any amounts payable under this Agreement.

     19. EXCESS PARACHUTE PAYMENTS. If, for any reason, payments made pursuant to this Agreement are determined to be "excess parachute payments" subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the provisions of Paragraph 2.(F) of the LONG ISLAND LIGHTING COMPANY EXECUTIVE EMPLOYMENT AGREEMENT shall apply to such payment.

      20. NO ASSIGNMENT. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or set-off by Executive in respect of any claim, debt, or obligation or similar process. The Executive acknowledges that the services to be rendered by him are unique and personal, and Executive may not assign any of his rights or delegate any of his duties under this Agreement.


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     21.  AMENDMENT.  This Agreement may not be amended,  modified,  or canceled except by written agreement of the parties.

     22. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

     23. ARBITRATION. Any dispute or controversy arising out of or in connection with this Agreement which cannot be settled by the parties hereto within thirty
(30) days after the same shall arise shall be settled exclusively by arbitration in New York , New York in accordance with the rules of the American Arbitration Association rules for consensual arbitration.

      24. BINDING EFFECT/SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of Executive, the Employer, its subsidiaries or affiliates, and any successor organization or organizations which shall succeed to the business, personnel, property or assets of the Employer, whether by means of direct or indirect purchase, merger, consolidation or otherwise and/or which shall succeed Employer as the employer of some or all of the current employees of Employer. Any such successor shall expressly assume and agree to perform this Agreement in the same manner and to the same extent as Employer would be required to perform hereunder if no such succession had taken place.

      25. UNSECURED PROMISE. No amounts payable pursuant to this Agreement shall be secured by any specific assets of the Employer. All rights of the Executive, his spouse or other beneficiary shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Employer for payment of any amounts due hereunder. Neither Executive, nor his spouse or other beneficiary shall have any interest in or rights against any specific assets of Employer, and Executive and his spouse or other beneficiary shall have only the rights of a general unsecured creditor of Employer.

     26. SET-OFF. Payments to or with respect to Executive under this Agreement shall be reduced by the amount of any debt or obligation of Executive owed to Employer.

     27. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail to his residence in the case of the Executive, or to its principal office in the case of the Employer and the date of receipt shall be deemed the date which

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such notice has been provided.

     28. WAIVER OF BREACH. The waiver by either party of any provision of this Agreement shall not operate as a waiver of any subsequent breach by any other party.

      29. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and supersedes the existing agreement providing for employment at will and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Except as provided in Paragraph 19 herein, this Agreement shall have no effect on any other provision of the LONG ISLAND LIGHTING COMPANY EXECUTIVE EMPLOYMENT AGREEMENT.

     30. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed within the state.

     31. HEADINGS. The sections, subjects and headings of this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     32. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original.


      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.



                                    /S/ THEODORE A. BABCOCK
                                    -----------------------
                                   Executive


                                    LONG ISLAND LIGHTING COMPANY



                                    By: /S/ WILLIAM J. CATACOSINOS
                                    ------------------------------
                                          William J. Catacosinos
                                          Chairman, Board of Directors



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